UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

SeaBright Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600

Seattle, Washington 98101

(Address of Principal executive offices, including Zip Code)

206-269-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 30, 2012, SeaBright Holdings, Inc. (the “Company”) distributed a set of questions and answers to its employees concerning the previously announced entry into an Agreement and Plan of Merger with Enstar Group Limited. A copy of the distribution is attached as an exhibit to this report and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the Securities Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company (when available), at the SEC’s Web site at www.sec.gov or in the Investor Relations section of the Company’s Web site at www.sbxhi.com. The proxy statement and such other documents may also be obtained, when available, for free from the Company by directing such request to SeaBright Holdings, Inc., Attn: Investor Relations, 1501 4th Avenue, Suite 2600, Seattle, Washington 98101, Telephone (206) 269-8500.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the 2012 annual stockholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2011, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
Name:	John G. Pasqualetto
Title:	Chairman, President and Chief Executive Officer

Date: August 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Questions and Answers for SeaBright Employees.

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